EXHIBIT 10.30
Execution Copy
STOCK PURCHASE AGREEMENT
     This STOCK PURCHASE AGREEMENT (this “Agreement”) is dated effective as of January 10, 2006 by and among Petrohawk Energy Corporation, a Delaware corporation (the “Company”), and the entities listed on Schedule I to this Agreement (each a “Holder” and collectively, the “Holders”).
     WHEREAS, the Company intends to enter into a placement agreement (the “Placement Agreement”) with Lehman Brothers Inc. and Friedman, Billings, Ramsey & Co., Inc., as placement agents (collectively, the “Placement Agents”) pursuant to which the Company is offering to sell to accredited investors for cash pursuant to a private placement memorandum (the “Private Offering”), a number of shares of its common stock, par value $0.001 per share (“Common Stock”) sufficient to result in net proceeds to the Company (after placement agents’ fees, before offering expenses and the repurchase of any Common Stock from Holders as provided herein, “Net Proceeds”) of $166,000,000 (the “Target Offering Amount”). The closing of such offer and sale is hereinafter referred to as the “Initial Offering Closing” and the date of such Initial Offering Closing is hereinafter referred to as the “Initial Offering Closing Date”; and
     WHEREAS, on the Initial Offering Closing Date (contemporaneously with the Initial Offering Closing), each Holder desires to sell to the Company, and the Company desires to purchase from each Holder, all of the shares of Common Stock set forth opposite such Holder’s name on Schedule I hereto under the heading “Shares” (such shares being hereinafter referred to as the “Shares” and such purchase and sale being hereinafter referred to as the “Purchase”), if the entire Target Offering Amount is raised in the Private Offering and subject to proportionate reduction in the event the shares of common stock to be sold by the Company to the Placement Agents upon the Initial Offering Closing yields Net Proceeds less than the Target Offering Amount; and
     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I
PURCHASE AND SALE OF COMMON STOCK;
CLOSINGS
     On the basis of the representations and warranties contained herein and subject to the terms and conditions hereof:
     1.1. Delivery of EnCap Certificates. Prior to the time the Placement Agreement is executed, each Holder will deliver to the Company the certificate or certificates representing the Shares owned by such Holder (the “EnCap Certificates”), duly endorsed in blank or accompanied by separate stock powers so endorsed with all signatures guaranteed by a commercial bank or trust company having an office or correspondent in the United States or a member firm of the New York Stock Exchange.

     1.2. Closing.
     (a) Closing Date. At the time the Placement Agreement is executed by the Company, and not before, the Company shall become obligated to purchase, and each Holder will become obligated to sell hereunder, subject to satisfaction or waiver of the conditions set forth herein, the Shares, which purchase and sale (the “EnCap Closing”) will take place at the offices of the Company on the Initial Offering Closing Date contemporaneously with the Initial Offering Closing.
     (b) Purchase and Sale of Shares. At the EnCap Closing, each Holder will sell to the Company, and the Company will purchase from each Holder, a number of such Holder’s Shares, at a price equal to the Net Proceeds to be received by the Company from the Private Offering divided by the number of shares sold by the Company in the Private Offering (the “Per Share Price”), determined as follows:
     (i) 100% of such Holder’s Shares as reflected on Schedule I, if the Private Offering yields Net Proceeds equal to or greater than the Target Offering Amount; and
     (ii) if the Private Offering yields Net Proceeds less than the Target Offering Amount, a number of shares equal to the number of Shares owned by Holder as set forth on Schedule I, multiplied by a fraction, the numerator of which shall be the actual Net Proceeds to the Company raised in the Private Offering at the Initial Offering Closing, and the denominator of which is the Target Offering Amount.
     (c) Payment. On the EnCap Closing Date, the Company shall pay to each Holder the Per Share Price for each Share to be purchased by the Company from such Holder in the Purchase by wire transfer of immediately available funds to an account designated in writing by such Holder to the Company at least one business day prior to the Initial Offering Closing Date.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF
EACH HOLDER
     Each Holder represents and warrants to the Company, with respect to itself only, as follows:
     2.1. Existence and Power. Each Holder has been duly organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization, with the requisite power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations contemplated hereunder.
     2.2. Authority; Enforceability. The execution and delivery of this Agreement by the Holder and the consummation by the Holder of each of the transactions and the performance by the Holder of each of its obligations contemplated herein have been duly and properly authorized by all necessary action on the part of the Holder. This Agreement has been duly executed and delivered by the Holder and constitutes the valid and legally binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     2.3. Ownership of Common Stock. The Holder is the record and beneficial owner of the number of Shares set forth opposite such Holder’s name on Schedule I to this Agreement, and such shares of Common Stock are free and clear of all mortgages, pledges, security interests, liens, claims, encumbrances, equities or other restrictions (collectively, the “Liens”). Upon payment for the shares of Common Stock to be sold by such Holder in accordance with the terms and conditions of this Agreement, the Company will acquire good and valid title to such shares free and clear all Liens.
     2.4. No Conflicts. The execution and delivery of this Agreement by the Holder and the consummation by the Holder of each of the transactions and the performance by the Holder of each of its obligations contemplated herein (a) do not conflict with or violate (whether with or without notice or a lapse of time or both), require the consent of any Person to or otherwise result in a material detriment to the Holder under its organizational documents or any agreement to which it is a party or any law or order applicable to it, in each case in a manner that could reasonably be expected to materially hinder or impair the completion of any of the transactions contemplated hereby or have a material adverse effect on the business, properties, condition (financial or otherwise), liabilities or prospects of the Holder; and (b) do not impose any penalty or other onerous condition on the Holder that could reasonably be expected to materially hinder or impact the completion of any of the transactions contemplated hereby. As used herein, the term “Person” means a natural person, corporation, limited liability company, venture, partnership, trust, unincorporated organization, association or other entity.
     2.5. No Governmental Approvals. No approval from any Governmental Entity is required by or with respect to the Holder in connection with the execution and delivery by the Holder of this Agreement or the consummation by the Holder of the transactions contemplated herein, except for any such approval the failure of which to be made or obtained (a) has not impaired and could not reasonably be expected to impair the ability of the Holder to perform its obligations under this Agreement in any material respect and (b) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated herein. As used herein, the term “Governmental Entity” means any agency, bureau, commission, authority, department, official, political subdivision, tribunal or other instrumentality of any government, whether (i) regulatory, administrative or otherwise; (ii) federal, state or local or (iii) domestic or foreign.
     2.6. Independent Investigation. Holder (a) has the requisite knowledge, sophistication and experience in order to fairly evaluate a disposition of the shares of Common Stock to be sold by such Holder hereunder, including the risks associated therewith, and (b) has adequate information, and has made its own independent investigation of the Company, to make an informed decision regarding the sale of such shares of Common Stock pursuant to this Agreement.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
THE COMPANY
     The Company hereby represents and warrants to each Holder as follows:
     3.1. Existence and Power. The Company has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of Delaware, with the requisite corporate power and authority to execute and deliver this Agreement and consummate the transactions and perform each of its obligations hereunder.
     3.2. Authority; Enforceability. The execution and delivery of this Agreement by the Company and the consummation by the Company of each of the transactions and the performance by the Company of each of its obligations contemplated herein have been duly and properly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding obligation of the Company, enforceable against it in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditors’ rights and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     3.3. No Conflicts. The execution and delivery of this Agreement by the Company and the consummation of each of the transactions and the performance of each of the obligations contemplated herein (a) do not conflict with or violate (whether with or without notice or a lapse of time or both), require the consent of any Person to or otherwise result in a material detriment to the Company under its organizational documents or any agreement to which it is a party or any law or order applicable to it, in each case in a manner that could reasonably be expected to materially hinder or impair the completion of any of the transactions contemplated herein or have a material adverse effect on the business, properties, condition (financial or otherwise), liabilities or prospects of the Company, other than consents that have been obtained by the Company prior to the date hereof; and (b) do not impose any penalty or other onerous condition on the Company that could reasonably be expected to materially hinder or impact the completion of any of the transactions contemplated herein.
     3.4. No Governmental Approvals. No approval from any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated herein, except for any such approval the failure of which to be made or obtained (a) has not impaired and could not reasonably be expected to impair the ability of the Company to perform its obligations under this Agreement in any material respect and (b) could not reasonably be expected to delay in any material respect or prevent the consummation of any of the transactions contemplated herein.

ARTICLE IV
CONDITIONS TO CLOSING
     4.1. Conditions to Obligations of the Company. The obligation of the Company to purchase the shares of Common Stock hereunder is subject to the satisfaction or waiver on or prior to the Initial Offering Closing Date of each the following conditions:
     (a) No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding shall be pending or threatened by any Governmental Entity, and no such Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent the consummation of the transactions contemplated herein.
     (b) Each Holder shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Initial Offering Closing Date.
     (c) The representations and warranties of each Holder contained in this Agreement and in any certificate or other writing delivered by each Holder pursuant hereto shall be true and correct in all material respects on and as of the date hereof and on and as of the Initial Offering Closing Date, as though made on and as of such date.
     (d) The Company shall have received a certificate signed by a duly authorized representative of each Holder to the effects set forth in Section 4.1(b) and (c) above.
     (e) In the event that less than all of each Holder’s Shares are repurchased hereunder, each Holder shall have executed and delivered to the Placement Agents a lock-up agreement in the form negotiated by the Company and the Placement Agents for execution by significant stockholders of the Company.
     (f) The Initial Offering Closing has occurred.
     4.2. Conditions of Obligations of Holders. The obligation of each Holder to sell the shares of Common Stock hereunder is subject to the satisfaction or waiver on or prior to the Initial Offering Closing Date of each the following conditions:
     (a) No action, claim, suit, hearing, complaint, demand, injunction, litigation, judgment, arbitration, order, decree, ruling or governmental investigation or proceeding shall be pending or threatened by any Governmental Entity, and no such Governmental Entity shall have issued any injunction, judgment or order, which shall remain in effect, that would prevent the consummation of the transactions contemplated herein.
     (b) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Initial Offering Closing Date.

     (c) The representations and warranties of the Company contained in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct in all material respects on and as of the date hereof and on and as of the Initial Offering Closing Date, as though made on and as of such date.
     (d) Each Holder shall have received a certificate signed by a duly authorized officer of the Company to the effects set forth in Section 4.2(b) and (c) above.
ARTICLE V
GOVERNMENTAL FILINGS
     Each Holder shall make all filings with any Governmental Entity required by such Holder in connection with the execution and delivery by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated herein, including without limitation, all filings with the Securities and Exchange Commission required pursuant to the Securities Exchange Act of 1934, as amended.
ARTICLE VI
GENERAL PROVISIONS
     6.1. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,
     If to the Holders, to:
EnCap Investments L.P.
3811 Turtle Creek Blvd., Suite 1080
Dallas, Texas 75219
Attention: David B. Miller
Facsimile: (214) 599-0200
With a copy (which shall not constitute notice) to:
Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002
Attention: Michael K. Pierce
Facsimile: (713) 654-1871

     If to the Company, to:
Petrohawk Energy Corporation
1100 Louisiana, Suite 4400
Houston, Texas 77002
Attention: Chief Financial Officer
Facsimile: (832) 204-2877
with copies (which shall not constitute notice) to:
Hinkle Elkouri Law Firm L.L.C.
2000 Epic Center
301 North Main Street
Wichita, Kansas 67202
Attention: David S. Elkouri, Esq.
Facsimile: (316) 264-1518
and
Thompson & Knight LLP
333 Clay Street, Suite 3300
Houston, Texas 77002
Attention: Dallas Parker
Facsimile: (713) 654-1871
     All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a business day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt. By notice given in accordance with this Section 6.1 to the other party, any party may change its address for the receipt of notices under this Agreement.
     6.2. Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
     6.3. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
     6.4. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of Delaware, without reference to its conflict of laws principles.

     6.5. Section Headings. The captions and headings appearing at the beginning of the various sections of this Agreement are for convenience of reference only and shall not be given any effect whatsoever in the construction or interpretation of this Agreement.
     6.6. Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, this being in addition to any other remedy to which they are entitled at law or in equity.
     6.7. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
6.8. Termination.
     (a) Notwithstanding any provision in this Agreement to the contrary, this Agreement shall terminate in the event the Placement Agreement is terminated. If this Agreement is terminated, the Company will have no obligation to purchase the Shares and the Holders will have no obligation to sell the Shares hereunder, and no party will have any further obligation hereunder except that the Company must promptly return the EnCap Certificates to the Holders.
     (b) Either the Company or the Holders may terminate this Agreement if the Placement Agreement has not been executed and delivered by the parties thereto on or before January 31, 2006.
     6.9. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any party may execute this Agreement by the delivery of a facsimile signature, which signature shall have the same force and effect as an original signature. Any party that delivers a facsimile signature shall promptly thereafter deliver an originally executed signature to the other party; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile.
[Signature Page Follows]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer as of the date first written above.
PETROHAWK ENERGY CORPORATION

By:

Name:

Title:

ENCAP IV-B ACQUISITIONS, L.P.

By:	EnCap IV-B Acquisitions GP, LLC,
General Partner of EnCap IV-B Acquisitions, L.P.

By:	EnCap Energy Capital Fund IV-B, L.P.,
Sole Member of EnCap IV-B Acquisitions GP, LLC

By:	EnCap Equity Fund IV GP, L.P.,
General Partner of EnCap Energy Capital Fund IV-B, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund IV GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:

Name:

Title:	Senior Managing Director

ENCAP ENERGY CAPITAL FUND IV, L.P.

By:	EnCap Equity Fund IV GP, L.P.,
General Partner of EnCap Energy Capital Fund IV, L.P.

By:	EnCap Investments L.P.,
General Partner of EnCap Equity Fund IV GP, L.P.

By:	EnCap Investments GP, L.L.C.,
General Partner of EnCap Investments L.P.

By:

Name:

Title:	Senior Managing Director

Execution Copy
Schedule I
to Stock Purchase Agreement

HOLDER	SHARES
ENCAP IV-B ACQUISITIONS, L.P.	1,047,157
ENCAP ENERGY CAPITAL FUND IV, L.P.	2,275,284
TOTAL	3,322,441